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                      American General Finance Corporation


        STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
                     FINANCIAL OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


        I, Donald R. Breivogel, Jr., Senior Vice President and Chief Financial Officer of American General Finance Corporation, state and attest that:

        (1) To the best of my knowledge, based upon a review of the covered reports of American General Finance Corporation, and, except as corrected or supplemented in a subsequent covered report:

                - No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K as of the date on which it was filed); and

                - No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K as of the date on which it was filed).

        (2) American General Finance Corporation does not have an audit committee of the Board of Directors.

        (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

                - The Annual Report on Form 10-K for the year ended December 31, 2001, of American General Finance Corporation;

                - All quarterly reports on Form 10-Q and all reports on Form 8-K of American General Finance Corporation filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

                -       Any amendments to any of the foregoing.



/s/ Donald R. Breivogel, Jr.            Subscribed and sworn to before
----------------------------            me this 14th day of August 2002
    Donald R. Breivogel, Jr.
    August 14, 2002

                                        /s/ Ruby A. Mercer
                                        -----------------------------------
                                        Notary Public: Ruby A. Mercer
                                        My Commission Expires: May 10, 2007
                                        Resident of Vanderburgh County, Indiana
                                                  [NOTARY SEAL]